                              EMPLOYMENT AGREEMENT

         This EMPLOYMENT AGREEMENT ("Agreement") is made effective as of the 1st day of September, 1998 (the "Commencement Date"), by and between U S LIQUIDS INC., a Delaware corporation (the "Corporation"), and Gary J. Van Rooyan (the "Employee").

                                   WITNESSETH:

         WHEREAS, the Corporation desires to employ the Employee upon the terms and conditions herein set forth; and

         WHEREAS, the Employee desires to be so employed upon such terms and conditions;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties agree as follows:

         1. EMPLOYMENT. The Corporation shall employ the Employee, and the Employee shall serve, as Vice President and General Counsel of the Corporation on the terms set forth herein.

         2. DUTIES AND RESPONSIBILITIES.

                  2.1 AS VICE PRESIDENT AND GENERAL COUNSEL. As Vice President and General Counsel, the Employee shall have overall responsibility for management of the Corporation's legal affairs. The Employee shall report directly to the Chief Executive Officer of the Corporation and shall perform such duties as are commensurate with his positions as Vice President and General Counsel. The Employee's place of employment shall be in the Houston, Texas metropolitan area, subject to travel necessary for the performance of his duties hereunder. The Corporation shall provide to the Employee adequate office facilities and staff commensurate with his positions to enable him to perform his duties hereunder.

                  2.2 EXTENT OF SERVICES. The Employee shall devote such of his time as is necessary to fully and properly carry out his duties and responsibilities. However, this Agreement shall not prohibit the Employee from engaging in other activities, whether for family, recreation, investment, civic, charity, or other purposes, so long as those activities do not unduly interfere with the ability of the Employee to carry out his duties and responsibilities hereunder and so long as they are not inconsistent or competitive with the interests of the Corporation.

                  2.3 DUTY OF LOYALTY. The Employee recognizes that he owes a duty of loyalty and good faith to the Corporation (including any subsidiary thereof) and agrees that during the term of this Agreement he will not take advantage of any corporate opportunity of the Corporation, engage in self-dealing with the Corporation, sell or disclose any confidential or proprietary information of the Corporation, or have or obtain any material economic interest in any entity or arrangement which is competitive with the business of the Corporation or engage in any activities which are competitive with the business of the Corporation, without first disclosing all facts and details relating thereto to the Board of Directors and obtaining the approval of the Board of Directors.

         3. COMPENSATION.

                  3.1 BASE SALARY. The Corporation shall pay to the Employee for the services to be rendered by the Employee hereunder a base salary (the "Base Salary") at the rate of $145,000 per year, payable in equal installments (subject to withholding tax) in accordance with the Corporation's regular payroll schedule, which as of the date of this Agreement is bi-weekly on Fridays. Such Base Salary as in effect from time to time may be increased annually or more often as determined by the Compensation Committee of the Board of Directors in its sole discretion. However, the Base Salary payable to the Employee from time to time hereunder shall not be decreased.

                  3.2 INCENTIVE COMPENSATION. Each calendar year during the term of this Agreement, the Corporation will adopt an incentive compensation plan for certain of its executive employees, including the Employee. This incentive compensation plan will provide for incentive bonus compensation ("Incentive Compensation") to be paid to the Employee based upon the performance of the Employee and the results of the Corporation's business and operations. The parties agree that the Employee's potential Incentive Compensation for the 1998 calendar year shall not exceed fifty percent of the Employee's Base Salary. For subsequent calendar years, the ceiling on the Employee's Incentive Compensation shall be reevaluated by the Board of Directors and may be increased to reflect the Employee's performance and his contribution to the overall success of the Company.

                  3.3 CASH BONUS. A cash bonus in the amount of $25,000 will be paid by the Company to the Employee upon the closing of the first acquisition consummated by the Company following the Commencement Date.

         4. BENEFITS.

                  4.1 EXECUTIVE BENEFITS GENERALLY. The Employee shall be entitled to participate in and receive benefits from any insurance, medical, dental, health and accident, hospitalization, disability, stock purchase, defined benefit, defined contribution, or other employee benefit plan of the Corporation which may be in effect at any time during the course of his employment with the Corporation and which is generally available to executives of the Corporation (these being referred to as the Employee's "Executive Benefits").

                  4.2 AUTOMOBILE. If and at such time that it becomes the policy of the Corporation to provide automobiles or an automobile allowance to the Corporation's senior executives for their use in connection with the Corporation's business, the Corporation shall provide such an automobile or an automobile allowance to the Employee in accordance with such policy.

                  4.3 REIMBURSEMENT OF EXPENSES. The Corporation shall reimburse the Employee for all reasonable and ordinary expenses incurred by him on behalf of the Corporation in the course of his duties hereunder upon the presentation by the Employee of appropriate documentation substantiating the amount of and purpose for which such expenses were incurred.

                  4.4 VACATIONS. The Employee shall be entitled to three (3) weeks of paid vacation in each calendar year (to be prorated for any calendar year during which the Employee is employed by the Corporation for less than the full calendar year), which vacation shall be taken at times consistent with the performance by the Employee of his obligations hereunder. Any vacation time not fully used by the Employee in any one (1) calendar year may be carried over for one (1) additional calendar year. If any such vacation time is carried over to a subsequent calendar year, then any vacation time taken in the subsequent calendar year shall be applied first against the carryover vacation time from the prior calendar year.

         5. DISABILITY OR DEATH. In the event the Employee incurs a disability, which for purposes of this Agreement shall mean any mental or physical illness, injury, or condition which results in the Employee being unable to fulfill his duties under this Agreement on a regular basis, then the Corporation shall nevertheless continue to provide to the Employee during such period or periods of disability all compensation and benefits under this Agreement, except that, during any one (1) calendar year the Corporation shall not be required to pay the Base Salary or Incentive Compensation of the Employee for periods of disability in excess of 180 days in total.

         6. NONCOMPETITION DURING EMPLOYMENT. During the term of his employment by the Corporation, the Employee shall not, directly or indirectly, engage in any business competitive with that of the Corporation; provided, however, that the foregoing shall not be deemed to prevent the Employee from investing in securities of any company having a class of securities which is publicly traded, so long as such investment holdings do not, in the aggregate, constitute more than 5% of any class of such company's securities.

         7. TERM OF EMPLOYMENT AND RIGHTS UPON TERMINATION OF EMPLOYMENT.

                  7.1 TERM AND SCHEDULED TERMINATION DATE. The term of Employee's employment hereunder shall begin on the Commencement Date and shall continue for a term of three (3) years from the Commencement Date (this date of termination of his employment being referred to as the "Scheduled Termination Date"). However, as of each anniversary date of the Commencement Date, the Scheduled Termination Date shall automatically be extended for a successive one-year period of time, unless more than ninety (90) days prior to the occurrence of such anniversary date, either party gives notice to the other that such Scheduled Termination Date shall not thereafter be so extended. If any such notice is given, then the Scheduled Termination Date hereof shall not be automatically extended upon the future occurrence of any such anniversary date. Following the Scheduled Termination Date, the Employee shall not be entitled to earn any further compensation or benefits under this Agreement.

                  7.2 TERMINATION BY THE CORPORATION WITHOUT CAUSE.

                  (a) The Corporation may terminate this Agreement at any time, without cause and for any reason, upon notice to the Employee setting forth the date of termination (this date of termination and any other date of termination prior to the Scheduled Termination Date is referred to as the "Early Termination Date"). In this event, the Employee shall be entitled to continue to receive, for a period of one (1) year after the Early Termination Date, the same Base Salary which the Employee was receiving at the time of such Early Termination Date (in the manner and as described in Section 3.1) and all Executive Benefits which the Employee was receiving or entitled to receive as of such Early Termination Date (in the manner and as described in Section 4.1). Further, all outstanding stock options which shall have been granted to the Employee shall immediately become exercisable (if not already exercisable in full) and shall continue in full force and effect.

                  (b) In the event the Employee suffers from a disability (as defined in Section 5) for a period of 180 business days out of any 360 consecutive business day period, then the Corporation may at any time no later than thirty (30) days following the end of said 360-day period terminate the employment of the Employee without cause, by notice to the Employee setting forth the effective Early Termination Date. However, the Corporation shall not have the right to terminate the employment of the Employee hereunder if, at the time the Corporation gives notice of termination to the Employee, the Employee has then again begun to render services for the Corporation as required hereunder. Following an Early Termination Date because of disability, the Employee shall be entitled to receive his Base Salary then in effect for a period of one (1) year following his Early Termination Date and shall be entitled to retain all of his Executive Benefits for a period of one (1) year following his Early Termination Date. Further, the Employee's stock options, to the extent not fully vested, would continue to vest during the one-year period following his Early Termination Date.

                  (c) This Agreement shall terminate immediately upon the Employee's death. In addition to any other compensation or benefits payable or accrued to the benefit of the Employee as of the date of his death, the Corporation shall pay to the Employee's executor or legal representative an amount in cash equal to one (1) times the Employee's Base Salary then in effect at the time of his death.

                  7.3 BY THE CORPORATION WITH CAUSE. The Corporation may terminate this Agreement at any time for cause, by notice to the Employee setting forth the Early Termination Date. The term "cause" shall mean (a) a willful and recurring refusal of the Employee to perform his duties, responsibilities or obligations under this Agreement, which refusal continues for at least thirty (30) days after notice thereof is given to the Employee by the Corporation setting forth the facts upon which the notice is based,
(b) the Employee's conviction of a felony involving moral turpitude, or (c) the Employee's fraud regarding any material matter with respect to the business or operations of the Corporation. Following the occurrence of the Early Termination Date of the Employee for cause, then the Employee shall not be entitled to earn any further compensation or benefits under this Agreement.

                  7.4 BY EMPLOYEE WITHOUT CAUSE. The Employee may terminate this Agreement at any time, without cause and for any reason, upon notice to the Corporation setting forth the Employee's Early Termination Date. In such event, the Employee shall not be entitled to earn any further compensation or benefits under this Agreement.

                  7.5 BY EMPLOYEE WITH CAUSE. The Employee may terminate this Agreement at any time with cause upon notice to the Corporation setting forth the Early Termination Date. The term "cause" shall mean a breach of this Agreement in any material way by the Corporation, which breach is not cured within thirty (30) days after notice of such breach to the Corporation by the Employee setting forth the facts upon which the notice is based. In the event of such Early Termination Date, then from the Early Termination Date until the Scheduled Termination Date, the Employee shall be entitled to continue to receive, the same Base Salary which the Employee was receiving at the time of such Early Termination Date (in the manner and as described in Section 3.1) and all Executive Benefits which the Employee was receiving or entitled to receive as of such Early Termination Date (in the manner and as described in Section 4.1). Further, all outstanding stock options which shall have been granted to the Employee shall become immediately exercisable (if not already exercisable in full) and shall continue in full force and effect.

                  7.6 COMPENSATION, REIMBURSEMENTS, INDEMNIFICATION, AND BENEFITS PAYABLE OR ACCRUED AS OF TERMINATION DATE. In the event this Agreement is terminated, whether upon the Scheduled Termination Date or an Early Termination Date, and regardless of the reason for termination, the Employee shall be entitled to receive all compensation, reimbursements, and benefits hereunder which were either payable to the Employee, or which had accrued to the benefit of the Employee or which had been earned by the Employee as of the date of termination (the "Termination Date"). Any such compensation, reimbursements, or benefits shall be payable or provided to the Employee no less quickly than they would have been payable or provided to the Employee had the Termination Date not occurred. For these purposes, the Employee's compensation shall include a pro rata portion of the Incentive Compensation payable to the Employee under Section 3.2. Further, the Employee shall be entitled to receive any indemnification payments that may have accrued but have not been paid or that may thereafter become payable to the Employee pursuant to the provisions of the Corporation's Certificate of Incorporation, Bylaws or similar policy, plan or agreement relating to the indemnification of directors or officers of the Corporation.

         8. CHANGE OF CONTROL.

                  8.1 This Section 8 shall become effective, but not operative, immediately upon the Commencement Date and shall remain in effect so long as the Employee remains employed hereunder by the Corporation, but shall not be operative unless and until there has been a Change in Control, as defined in Section 8.4 hereof. Upon such a Change in Control, this Section 8 shall become operative immediately.

                  8.2 If a Change in Control occurs (i) while the Employee is employed by the Corporation hereunder, or (ii) subsequent to the Termination Date of the Employee's employment hereunder other than by the Corporation for cause, or death or disability, and prior to the later of the first anniversary of such Termination Date or the second anniversary of the Commencement Date, or (iii) within 180 days of the Scheduled Termination Date, the Employee may, in his sole discretion, within twelve (12) months after the date of the Change in Control, give notice to the Corporation that he intends to elect to exercise his rights under this Section 8 (the "Notice of Intention"). Within thirty
(30) days after the Corporation's receipt of the Notice of Intention, the Corporation shall provide written notice to the Employee setting forth the Corporation's computation of the amount that would be payable pursuant to
Section 8.3, accompanied by the written opinion of the Corporation's independent certified public accountants confirming the Corporation's computation. If the Employee takes exception to the Corporation's computation of such amount, the Employee may (but shall not be prejudiced in this right to later contest the amount actually paid by failure to do so) give a further written notice to the Corporation setting forth in reasonable detail the Employee's exceptions to the Corporation's computation, accompanied by the written opinion of the Employee's tax advisor confirming the basis for such exceptions. Exercise by the Employee of his rights pursuant to this Section 8 shall only be made by giving further notice to the Corporation (the "Notice of Exercise") within six (6) months from the date of the Notice of Intention.

                  8.3 If the Employee gives the Notice of Exercise described in Section 8.2 to the Corporation, the Termination Date of his employment hereunder shall then occur; all outstanding stock options which are not then exercisable shall immediately become exercisable in full; and the Corporation shall pay to the Employee a lump sum amount equal to $1.00 less than three
(3) times the Employee's "base amount" (as defined by Section 280(G), Part IX, Subchapter B, Chapter 1 of the Internal Revenue Code of 1986, as amended). The Corporation shall, within ten (10) business days after the date of the Notice of Exercise, deliver to the Employee its cashier's check in the amount payable pursuant to this Section 8.3, and payment of such amount shall terminate the Employee's rights to receive any and all other compensation, reimbursements, indemnification, or benefits under this Agreement, other than those which are payable to or have accrued to the Employee as described in
Section 7.6.

                  8.4 For the purposes of this Agreement, a Change in Control shall mean (i) a reportable change in control under the proxy rules of the Securities and Exchange Commission, including the acquisition of a 30% beneficial voting interest in the Corporation (other than such acquisition by Employee or an affiliate of Employee), or (ii) a change in any calendar year of such number of directors as constitutes a majority of the board of directors of the Corporation, unless the election, or the nomination for election by the Corporation's shareholders, of each new director was approved by a vote of at least two-thirds (2/3) of the directors then in office who were directors at the beginning of the calendar year.

         9. POST-EMPLOYMENT ACTIVITIES.

                  9.5 For a period of two (2) years after the Employee's Termination Date, except for a termination subsequent to a Change in Control of the Corporation and further except for a termination by the Employee pursuant to Section 7.5 hereof, then the Employee shall not, directly or indirectly, engage in any business competitive with that of the Corporation and its subsidiaries; provided, however, that the foregoing shall not be deemed to prevent the Employee from investing in securities which are publicly traded, so long as such investment holdings do not, in the aggregate, constitute more than 5% of any class of such company's securities.

                  9.6 The Employee acknowledges that he has been employed for his special talents and that his leaving the employ of the Corporation would seriously and adversely affect the business of the Corporation. In addition to all remedies permitted by law or in equity and without limiting any injunctive or other relief to which the Corporation may be entitled in respect of any obligation of the Employee, the Corporation shall be entitled to injunctive relief to enforce the provisions of Section 9.1 hereof; provided, that the Corporation shall not be entitled to injunctive relief or any other relief with respect to Section 9.1 hereof if at the time such relief is sought the Corporation has been in default of any of its obligations to the Employee pursuant to any of the terms of Sections 7.2, 7.5, or 7.6 hereof.

                  9.7 The Employee will not, during the period of two (2) years after his Termination Date, except for a termination subsequent to a Change in Control of the Corporation and further except for a termination by the Employee pursuant to Section 7.5 hereof, either in the Employee's individual capacity or as agent for another, hire or offer to hire or entice away any person who has been an officer, employee, or agent of the Corporation or any of its subsidiaries at any time during the immediately preceding year or in any other manner persuade or attempt to persuade any of such persons to discontinue their relationship with the Corporation or any of its subsidiaries nor divert or attempt to divert from the Corporation or any of its subsidiaries any business whatsoever by influencing or attempting to influence any customer or supplier of the Corporation or any of its subsidiaries to diminish or discontinue its business with the Corporation or such subsidiary.

         10. CONFIDENTIAL INFORMATION. The Employee shall not at any time during the term of this Agreement or after the termination hereof directly or indirectly divulge, furnish, use, publish or make accessible to any person or entity any Confidential Information (as hereinafter defined). Any records of Confidential Information prepared by the Employee or which come into Employee's possession during this Agreement are and remain the property of the Corporation, and upon termination of Employee's employment all such records and copies thereof shall be either left with or returned to the Corporation. The term "Confidential Information" shall mean information disclosed to the Employee or known, learned, created or observed by him as a consequence of or through his employment by the Corporation, not generally known in the relevant trade or industry, about the Corporation's (and its subsidiaries') business activities, products, customers, suppliers, services and procedures, including, but not limited to, information concerning costs, product performance, customer requirements, advertising, sales promotion, publicity, sales data, research, finances, accounting, methods, procedures, trade secrets, business plans, client or supplier lists and records, potential client or supplier lists, and client or supplier billing. Notwithstanding the foregoing, "Confidential Information" shall not include information publicly disclosed by the Corporation or known by the Employee other than because of his employment with the Corporation.

         11. GENERAL.

                  11.8 ASSIGNMENT. This Agreement shall not be assignable.

                  11.9 NOTICES. All notices under this Agreement shall be in writing and shall be deemed to have been given at the time when mailed by registered or certified mail, addressed to the address set forth below of the party to which notice is given, or to such changed address as such party may have fixed by notice:

         TO THE CORPORATION:                U S Liquids Inc.
                                            411 N. Sam  Houston Parkway East
                                            Suite 400
                                            Houston, Texas  77060-3545

                                            ATTN: Michael P. Lawlor

         TO THE EMPLOYEE:                   Gary J. Van Rooyan
                                            20603 Ivory Creek Lane
                                            Katy, Texas 77450

                  11.10 ENTIRE AGREEMENT. This instrument contains and constitutes the entire agreement between and among the parties herein and supersedes all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

                  11.11 APPLICABLE LAW. This Agreement shall be construed, enforced and governed in accordance with the laws of the State of Texas.

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

                  11.12 INVALIDITY. If any provision contained in this Agreement shall for any reason be held to be invalid, illegal, void or unenforceable in any respect, such provision shall be deemed modified so as to constitute a provision conforming as nearly as possible to such invalid, illegal, void or unenforceable provision while still remaining valid and enforceable, and the remaining terms or provisions contained herein shall not be affected thereby.

                  11.13 DISPUTE RESOLUTION. Any dispute arising in any way out of this Agreement and which cannot be resolved by good faith negotiations between the parties within thirty (30) days after either party shall have notified the other party in writing of its desire to arbitrate the dispute shall be submitted to and settled through binding arbitration in accordance with the rules of the American Arbitration Association as from time to time in effect. The arbitration proceedings shall be conducted by a sole arbitrator who shall be an attorney with not less than ten (10) years experience in commercial law. All disputes or claims of the parties subject to arbitration shall be consolidated into a single arbitration proceeding. The arbitration proceedings shall be conducted in Houston, Texas. The award or determination of the arbitrator shall be final and binding upon all parties and shall be subject to enforcement in any court of competent jurisdiction. The arbitrator shall have the authority to award costs and expenses of arbitration to either party as the arbitrator sees fit.

                  11.14 BINDING EFFECT. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective heirs, executors, personal representatives and successors.

                  11.15 SEVERABILITY. If any provision of this Agreement shall be held to be void or unenforceable for any reason, said provision shall be deemed modified so as to constitute a provision conforming as nearly as possible to said void or unenforceable provision while still remaining valid and enforceable and the remaining terms and provisions hereof shall not be affected thereby.

                  11.16 AMENDMENT AND WAIVER. This Agreement may only be amended by a writing executed by each of the parties hereto. Any party may waive any requirement to perform by the other party, provided that such waiver shall be in writing and executed by the party granting the waiver. The parties agree that a waiver by one party on one occasion shall not be deemed a waiver on any other occasion.

                  11.17 OPTION TO PURCHASE STOCK. As of the Commencement Date, the Employee shall be granted a nonqualified stock option to purchase 50,000 shares of the Corporation's common stock, par value $.01, at a price of $20.31 per share. Such option shall vest at a cumulative rate of 33% per year, on the first and each succeeding anniversary date of the Commencement Date. Except as set forth herein, the terms and conditions applicable to such option shall be those contained in the Corporation's 1996 Incentive Stock Option Plan, as amended, the terms and conditions of which are incorporated herein by this reference.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

CORPORATION                            U S LIQUIDS INC.



                                       By: /s/ Michael P. Lawlor
                                          -------------------------------------
                                            Michael P. Lawlor,
                                            Chief Executive Officer





EMPLOYEE                               /s/ Gary J. Van Rooyan
                                       ----------------------------------------
                                            Gary J. Van Rooyan

                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

         This FIRST AMENDMENT TO EMPLOYMENT AGREEMENT ("Amendment") is made effective as of the 15th day of November, 2000, by and between U S LIQUIDS INC., a Delaware corporation (the "Corporation"), and Gary J. Van Rooyan (the "Employee").

                                   WITNESSETH:

         WHEREAS, the Corporation and the Employee have heretofore entered into that certain Employment Agreement dated September 1, 1998 (the "Employment Agreement"); and

         WHEREAS, the Corporation and the Employee now desire to amend and modify certain of the terms of the Employment Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties agree as follows:

         1. Section 8.2 of the Employment Agreement shall be and is hereby amended to read as follows:

         "8.2 If a Change in Control as defined in Section 8.4 (i) or (ii) occurs, either while the Employee is employed by the Corporation hereunder, or subsequent to the Termination Date of the Employee's employment hereunder (other than by the Corporation for cause, or death or disability) but prior to the later of the first anniversary of such Termination Date or the second anniversary of the Commencement Date, or within 180 days of the Scheduled Termination Date, the Employee may, in his sole discretion, within twelve
(12) months after the date of the Change in Control, give notice to the Corporation that he intends to elect to exercise his rights under this
Section 8 (the "Notice of Intention"). If a Change in Control as defined in
Section 8.4 (iii) or (iv) occurs while the Employee is employed by the Corporation hereunder, the Employee may, in his sole discretion, within six
(6) months after the date of the Change in Control, give notice to the Corporation that he intends to elect to exercise his rights under this
Section 8 (the "Notice of Intention"). Within thirty (30) days after the Corporation's receipt of the Notice of Intention, the Corporation shall provide written notice to the Employee setting forth the Corporation's computation of the amount that would be payable pursuant to Section 8.3, accompanied by the written opinion of the Corporation's independent certified public accountants confirming the Corporation's computation. If the Employee takes exception to the Corporation's computation of such amount, the Employee may (but shall not be prejudiced in this right to later contest the amount actually paid by failure to do so) give a further written notice to the Corporation setting forth in reasonable detail the Employee's exceptions to the Corporation's computation, accompanied by the written opinion of the Employee's tax advisor confirming the basis for such exceptions. Exercise by the Employee of his rights pursuant to this Section 8 shall only be made by giving further notice to the Corporation (the "Notice of Exercise") within three (3) months from the date of the Notice of Intention."

         2. Section 8.3 of the Employment Agreement shall be and is hereby amended to read as follows:

         "8.3 If the Employee gives the Notice of Exercise described in
Section 8.2 to the Corporation, the Termination Date of his employment hereunder shall then occur; all outstanding stock options which are not then exercisable shall immediately become exercisable in full; and the Corporation shall pay to the Employee a lump sum amount equal to $1.00 less than three
(3) times the Employee's "base amount" (as defined by Section 280(G), Part IX, Subchapter B, Chapter 1 of the Internal Revenue Code of 1986, as amended); provided, however, that if the Notice of Exercise given by the Employee is based on a Change of Control as defined in Section 8.4 (iii) or
(iv), the Corporation shall only be required to pay to the Employee a lump sum amount equal to one (1) year of the same Base Salary which the Employee was receiving at the time of such Notice of Exercise. The Corporation shall, within ten (10) business days after the date of the Notice of Exercise, deliver to the Employee its cashier's check in the amount payable pursuant to this Section 8.3, and payment of such amount shall terminate the Employee's rights to receive any and all other compensation, reimbursements, indemnification, or benefits under this Agreement, other than those which are payable to or have accrued to the Employee as described in Section 7.6."

         3. Section 8.4 of the Employment Agreement shall be and is hereby modified to read as follows:

         "8.4 For purposes of this Agreement, a Change in Control shall mean
(i) a reportable change in control under the proxy rules of the Securities and Exchange Commission, including the acquisition of a 30% beneficial voting interest in the Corporation (other than such acquisition by Employee or an affiliate of Employee), (ii) a change in any calendar year of such number of directors as constitutes a majority of the board of directors of the Corporation, unless the election, or the nomination for election by the Corporation's shareholders, of each new director was approved by a vote of at least two thirds (2/3) of the directors then in office who were directors at the beginning of the calendar year, (iii) the removal or involuntary resignation of the current Chief Executive Officer of the Corporation or the termination of his employment agreement with the Corporation dated July 2, 1997, as the same may be amended from time to time, under or pursuant to the provisions of Sections 8.2 (a) or 8.5 of such employment agreement or (iv) a change in the organizational structure of the Corporation's senior management which results in the Employee reporting directly to a person other than the then current Chief Executive Officer."

         4. All other terms and conditions of the Employment Agreement shall remain in full force and effect.

         5. TERM. The term of this Amendment shall commence on the date first set forth above and shall continue and remain in effect through December 31, 2002 (the "Expiration Date") unless renewed or extended by written action of the Compensation Committee of the Board of Directors of the Corporation. If, by the Expiration Date, this Amendment has not been renewed or extended, as heretofore provided, then this Amendment shall automatically terminate and be of no further force or effect on the Expiration Date.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date first above written.

                                             U S LIQUIDS INC.




                                             By: /s/ Michael P. Lawlor
                                                 ----------------------------
                                                      Michael P. Lawlor
                                                      Chief Executive Officer




                                                  /s/ Gary J. Van Rooyan
                                             --------------------------------
                                                      Gary J. Van Rooyan